EX-99.1

Embratel Participações S.A.

CNPJ/MF 02.558.124/0001-12

N.I.R.E. 3330026237-7

Publicly-held Company

MATERIAL FACT

Embratel Participações S.A. (“EMBRAPAR” or “Company”), in compliance with the provisions of Instruction n° 358/02 of the Brazilian Securities and Exchange Commission (“CVM”), announces to the public and to its shareholders that its controlling shareholder, Teléfonos de México, S.A. de C.V. (“TELMEX”), in reference to the request for registration of a tender offer to be intermediated by UNIBANCO – União de Bancos Brasileiros S.A., which was submitted to the CVM through TELMEX’s wholly owned subsidiary Telmex Solutions Telecomunicações Ltda. (“Telmex Solutions”) and announced through a Material Fact dated May 8, 2006, for the purchase of all of the outstanding common and preferred shares of EMBRAPAR for the purpose of canceling the registration of EMBRAPAR as a public company (“Tender Offer”), considering the provisions of section 1.2.3.1 of the form of Notice of Tender Offer and in compliance with CVM Instruction no. 358/02, announced on this date its decision to continue the Tender Offer and its request that CVM continue analyzing the application for registration of the Tender Offer, in spite of the fact that the condition set forth in section 1.2.3 (iii) of the form of Notice of Tender Offer was met.

The Company communicates that TELMEX has also announced on this date that it shall maintain the request for registration of the Tender Offer before CVM until June 7, 2006, regardless of the market conditions from the date of this announcement until June 6, 2006. In the event that, at the close of trading on the São Paulo Stock Exchange (“BOVESPA”) on June 6, 2006, the condition set forth in section 1.2.3 (iii) of the form of Notice of Tender Offer is met, TELMEX will announce to the public, before the start of trading on BOVESPA on June 7, 2006, its decision to maintain or withdraw the Tender Offer.

Holders of the Company’s shares and/or American Depositary Shares should read the statement relating to the Tender Offer that the Company will file with the Securities and Exchange Commission (“SEC”) in the United States, because it will contain important information. A Portuguese translation of this document will be filed with CVM. This material will also be available free of charge on the SEC’s website at www.sec.gov.

Rio de Janeiro, May 24, 2006

Embratel Participações S.A.

Isaac Berensztejn

Investor Relations Officer